EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Vornado Realty Trust of our reports dated February 12, 2024, relating to the financial statements of Vornado Realty Trust and subsidiaries and the effectiveness of Vornado Realty Trust and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023:

Amendment No.1 to Registration Statement No. 333-36080 on Form S-3
Amendment No.1 to Registration Statement No. 333-50095 on Form S-3
Amendment No.1 to Registration Statement No. 333-89667 on Form S-3
Amendment No.1 to Registration Statement No. 333-102215 on Form S-3
Amendment No.1 to Registration Statement No. 333-102217 on Form S-3
Registration Statement No. 333-105838 on Form S-3
Registration Statement No. 333-107024 on Form S-3
Registration Statement No. 333-114146 on Form S-3
Registration Statement No. 333-121929 on Form S-3
Amendment No.1 to Registration Statement No. 333-120384 on Form S-3
Registration Statement No. 333-126963 on Form S-3
Registration Statement No. 333-139646 on Form S-3
Registration Statement No. 333-141162 on Form S-3
Registration Statement No. 333-150592 on Form S-3
Registration Statement No. 333-172880 on Form S-8
Registration Statement No. 333-191865 on Form S-4
Registration Statement No. 333-232056 on Form S-8
Registration Statement No. 333-258409 on Form S-3
Registration Statement No. 333-272385 on Form S-8

and in the following joint registration statement of Vornado Realty Trust and Vornado Realty L. P.:

Registration Statement No. 333-254965 on Form S-3

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 12, 2024